Exhibit 5.2

December 22, 2016

Helius Medical Technologies, Inc.

Suite 400, 41 University Drive

Newtown, Pennsylvania 18940

Re:	Helius Medical Technologies, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special legal counsel in the State of Wyoming (the “State”) to Helius Medical Technologies, Inc., a Wyoming corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”), dated the date hereof and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of an indeterminate number or amount of (i) shares of the Company’s Class A common stock, no par value (the “Common Stock”), (ii) debt securities of the Company (the “Debt Securities”), and (iii) warrants of the Company to purchase one or more classes of securities registered under the Registration Statement (the “Warrants,” and together with the Common Stock and the Debt Securities, the “Securities”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5) in connection with the Registration Statement. The Securities will be offered in amounts, at prices, and on terms to be determined at the time of sale and to be set forth in one or more final supplements (each, a “Prospectus Supplement”) to the final prospectus contained in the Registration Statement (the “Prospectus”).

As the basis for the opinions hereinafter expressed, we have reviewed such statutes, including the Wyoming Business Corporation Act, records and documents of the Company, certificates of officers of the Company and public officials, and other instruments and documents we deemed relevant or necessary for the purposes of the opinions set forth below, including, but not limited to, the Registration Statement, the Bylaws of the Company in effect as of the date hereof (the “Bylaws”), and the articles of incorporation of the Company, as originally filed with the Secretary of State of the State on June 2, 2014 and amended by Articles of Amendment of the Company, as originally filed with the Secretary of State of the State on July 3, 2014 and by Articles of Amendment of the Company, as originally filed with the Secretary of State of the State on April 27, 2015 (collectively, the “Articles” and together with the Bylaws, the “Organizational Documents”), and a certificate of good standing dated December 14, 2016 from the Office of the Secretary of State of the State of Wyoming.

Holland & Hart LLP Attorneys at Law

Phone (307) 778-4200 Fax (307) 778-8175 www.hollandhart.com

2515 Warren Avenue Suite 450 Cheyenne, WY 82001 Mailing Address P.O. Box 1347 Cheyenne, WY 82003-1347

Aspen Billings Boise Boulder Carson City Cheyenne Colorado Springs Denver Denver Tech Center Jackson Hole Las Vegas Reno Salt Lake City Santa Fe Washington, D.C.

Helius Medical Technologies, Inc. December 22, 2016 Page 2

For purposes of this opinion, we have assumed: (i) the genuineness of any signatures on all documents we have reviewed; (ii) the legal capacity of natural persons who have executed all documents we have reviewed; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to originals of all documents submitted as copies and the authenticity of the originals of such copies; (v) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed and relied upon; (vi) the accuracy, completeness and authenticity of certificates of public officials; (vii) that the Registration Statement and the Organizational Documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinions rendered herein; (viii) that any securities issuable upon conversion, exchange, redemption or exercise of any of the Securities being offered (a “Convertible Security”) will be duly authorized, created, and if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (ix) that any Definitive Purchase Agreement (as defined below) will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms. We have relied upon a certificate and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

In connection with the opinions hereinafter expressed, we have assumed that:

(i) the certificates for the Common Stock, if applicable, will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Stock;

(ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with applicable law;

(iii) a Prospectus Supplement will comply with applicable law and will have been prepared and filed with the Commission describing any Securities offered thereby at such time;

(iv) the Securities will be issued and sold in compliance with federal and state securities laws and in the manner stated in the Registration Statement and any appropriate Prospectus Supplement;

(v) all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of the Securities and any related documentation (including the execution (in the case of certificated Securities), delivery and performance of the Securities and the applicable Definitive Purchase Agreement or other related documentation shall have been duly completed and shall remain in full force and effect; and

(vi) a definitive underwriting, purchase, or other similar agreement (a “Definitive Purchase Agreement”), as applicable, with respect to any Securities offered will be the valid and legally binding obligation of the Company.

Helius Medical Technologies, Inc. December 22, 2016 Page 3

Based upon the foregoing and on such legal considerations as we deem relevant, and subject to the assumptions, limitations and qualifications set forth herein and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that:

1. The Company is duly incorporated and is validly existing as a corporation and in good standing under the laws of the State, and has the corporate power to issue the Debt Securities and the Warrants.

2. The Board of Directors of the Company (the “Board”) has taken all necessary corporate action under State law to authorize and approve the Company’s execution and filing of the Registration Statement.

3. With respect to the shares of Common Stock to be issued as described in the Registration Statement (including any shares of Common Stock to be duly issued upon the exercise, conversion or exchange of any Convertible Securities), upon (i) the taking by the Board of all necessary corporate action to authorize and approve the issuance of the Common Stock and the terms of the offering thereof, and related matters, (ii) the establishment of the terms of the issuance and sale of the Common Stock so as to not violate any applicable law, the Organizational Documents, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company, (iii) the issuance and delivery of the Common Stock on behalf of the Company against payment therefor (a) in accordance with a Definitive Purchase Agreement approved by the Board or (b) upon exercise, conversion or exchange of Convertible Securities as approved by the Board, and (iv) if certificated, certificates representing the shares of the Common Stock having been duly executed, registered and delivered, then the shares of Common Stock will be validly issued, fully paid, and non-assessable.

The opinions expressed herein are qualified in the following respects:

(i) Our opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers; and (b) general equitable principles, including the concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies (whether considered in a proceeding in equity or at law).

Helius Medical Technologies, Inc. December 22, 2016 Page 4

(ii) The opinions expressed herein are limited to matters governed by the laws of the State of Wyoming, and we express no opinion as to the laws of any other jurisdiction or as to the effect of or compliance with any state securities or blue sky laws.

(iii) We express no opinion concerning the validity or enforceability of any provisions contained in the Securities, any Definitive Purchase Agreement, or any other document governing the Securities that purport to (a) waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (b) allow indemnification to the extent that such provisions purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws; (c) waive the right to a jury trial; (d) waive any stay, extension or usury laws or any unknown future rights; (e) provide for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (f) provide for the permitting, upon acceleration of any indebtedness (including, if applicable, any Debt Securities), of collection of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (g) create, attach, perfect, or give priority to any lien or security interest; or (h) grant any setoff rights.

In rendering its opinion, Cooley LLP may rely upon this letter as to matters of the law of the State of Wyoming addressed herein as if this letter were addressed directly to them.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Holland & Hart LLP